Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 13, 2011, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-164777) and related Prospectus of Clarion Partners Property Trust Inc. for the registration of $2,250,000,000 in shares of its common stock.

/s/ ERNST & YOUNG LLP

New York, NY

September 28, 2011